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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report dated January 27, 1999 and to all references to our Firm included in or made a part of this registration statement.


                                             Arthur Andersen LLP

San Antonio, Texas

January 28, 2000